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AGENT SALES CONTRACT                                             SALES CONTRACT

Between :     G.T. GLOBAL FINANCIAL SERVICES, INC.
              General Distributor of the
              G.T. Global Group of Funds
              50 California Street, 27th Floor
              San Francisco, CA 94111
              (415) 392-6181

and:
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              -----------------------------------

              -----------------------------------
                        (the "Agent")
              Date
                    -----------------------------


    As a general distributor of the G.T. Global Group of Funds (the "Funds"), we agree to sell to the Agent's customers, through the Agent as their agent, subject to any limitations imposed by any of the Funds and subject to confirmation by us in each instance, shares issued by the Funds ("Shares"). The Fund shall also include any registered investment company with which we now have or hereafter have signed a principal underwriter's agreement.

    1. The Agent will receive an agency commission, consisting of a portion of the public offering price on all Shares purchased by the Agent as agent for its customers from us, determined on the same basis as the "dealer discount" described in the then current Prospectus and Statement of Additional Information of the Fund, and such other compensation to dealers as may be described in such Prospectus and Statement of Additional Information. The range of current dealer discounts and other compensation may be obtained at any time upon request. On the settlement date of each transaction, the Agent will remit the full purchase price less an amount equal to its agency commission. Remittance of the full purchase price less the Agent's agency commission shall be made to, and receive by us within seven (7) business days after acceptance of its order or such shorter time as may be required by law or applicable rules of the National Association of Securities Dealers ("NASD"). If such payment is not received by us within such period, we reserve the right, with prior notice, forthwith to cancel the sale, or, at our option, to sell the shares ordered by the Agent back to the Fund, in which latter case we may hold the Agent responsible for any loss suffered by us or by the Fund resulting from the Agent's failure to make payment aforesaid. On any order sent directly to us by a customer of the Agent, we will remit the Agent's agency commission on such transaction to the Agent.

    2. We reserve the right to cancel this agreement at any time without notice if any Shares shall be offered for sale by the Agent to its customers at less than the then current public offering prices determined by or for the respective Funds.


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    AGENT SALES CONTRACT                                         SALES CONTRACT
    Page 2


    3. We will furnish the Agent, without charge and on request, reasonable quantities of the Funds' Prospectuses, shareholder reports and sales material.

    4. We will furnish the Agent on request with public offering prices for the Shares in accordance with the then current Prospectuses of the respective Funds, and the Agent agrees to quote such prices subject to confirmation by us on any Shares offered to the Agent for sale. The Agent's attention is called specifically to the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order.

    5. Under this agreement the Agent acts as agent for its customers and is not employed by us as broker, agent or employee; the Agent is not authorized to act for us nor to make any representation on our behalf; and in purchasing or selling Shares hereunder the Agent relies only upon the current Prospectus and Statement of Additional Information and upon such written representations as may hereafter be made by us to the Agent over our signature. The Agent also agrees that every effort shall be made by the Agent to place Shares on an investment basis.

    6. The Agent represents that it is member of the NASD and agrees to abide by all of the Rules of Fair Practice of the NASD applicable to the sale of investment company shares to its customers, including, without limitation, the following provision:

    (a) The Agent shall not withhold placing customers' orders for any Shares so as to profit itself as a result of such withholding. We shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and the Agent shall not purchase any Shares from us other than as agent for the purpose of covering purchase orders already received from its customers.

    (b) If any Shares purchased by the Agent as agent for its customers are repurchased by the Fund which issued the same or by us for the account of such Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order for such Shares (1) the Agent agrees to forthwith refund to us the full agency commission paid to the Agent on the original sale, such refund to be paid by us to the Fund whose Shares have been so repurchased upon receipt and (2) we shall forthwith pay to such Fund that part of the discount retained by us on the original sale. Notice will be given to the Agent of any such repurchase or redemption within ten days of the date on which the certificate is delivered to us or to such Fund.

    (c) Neither party to this agreement shall purchase any Shares from a record holder at a price lower than the net asset value next computed by or for the issuer thereof. Nothing in this subparagraph shall prevent the Agent from selling Shares for the account of a record holder to us or to the issuer thereof at the net asset value then quoted by or for such issuer and charging the investor a fair commission for handling the transaction.


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    AGENT SALES CONTRACT                                         SALES CONTRACT
    Page 3


    7. Either party hereto may cancel this agreement upon ten days' written notice. Furthermore, as a general distributor we reserve the privilege of revising the commission or other compensation referred to herein, which is the basis for determining the Agent's agency commission, upon ten days' which notice, which notice will be deemed given by supplementing or amending the Prospectus or Statement of Additional Information of a Fund.

    8. The customers in question are for all purposes the Agent's customers and not our customers. We shall execute transactions for each of the Agent's customers only upon its authorization it being understood in all cases that (a) the Agent is acting as the agent for the customer; (b) the transactions are without recourse against the Agent by the customer; (c) as between the Agent and the customer, the customer will have full beneficial ownership of the shares; and (d) each transaction is initiated solely upon the order of the customer and not for the Agent's account.

    9. This agreement shall be binding upon receipt by us in San Francisco, California, of a counterpart hereof duly accepted and signed by the Agent, and shall be construed in accordance with the laws of California.


Accepted:                              G. T. GLOBAL FINANCIAL
         ---------------------         SERVICES, INC.
         Agent Name

By:                                    By:  /s/ David A. Minella
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     Signature                              David A. Minella, President

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     Print Name and Date